Exhibit 4.3

EXECUTION VERSION

SECURITY AGREEMENT

from

BANKRATE, INC.,

and

THE OTHER GRANTORS IDENTIFIED HEREIN,

to

WILMINGTON TRUST FSB,

as Trustee

under the Indenture referred to herein

and

WILMINGTON TRUST FSB,

as Collateral Agent

for the Secured Parties referred to herein

Dated as of July 13, 2010

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		Page

6.2.	Duty of Collateral Agent	29
6.3.	Execution of Financing Statements	30
6.4.	Authority of Collateral Agent	30
6.5.	Enforcement by the Collateral Agent	30
6.6.	Exercise of Rights and Remedies	31
6.7.	Exemption	32
6.8.	Termination and Resignation of Collateral Agent	33
6.9.	Agents’ and Collateral Agent’s Duties; Reliance	34

SECTION 7.	PARI PASSU PAYMENT LIEN OBLIGATIONS	37

7.1.	Actions with Respect to Collateral; Prohibition on Contesting Liens	37
7.2.	Purchase Option	39

SECTION 8.	MISCELLANEOUS	39

8.1.	Amendments; Waivers; Additional Secured Obligation Arrangements; Additional Secured Parties, etc	39
8.2.	Notices	40
8.3.	Enforcement Expenses; Indemnification	41
8.4.	Successors and Assigns	42
8.5.	Set-Off	42
8.6.	Counterparts	42
8.7.	Severability	42
8.8.	Section Headings	43
8.9.	Integration	43
8.10.	GOVERNING LAW	43
8.11.	Submission To Jurisdiction; Waivers	43
8.12.	Acknowledgments	43
8.13.	Additional Grantors	44
8.14.	Releases	44
8.15.	WAIVER OF JURY TRIAL	45
SCHEDULES
Schedule I	Grantors
Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims
ANNEX
Annex 1	Intellectual Property Short Form Security Agreement
Annex 2	Form of Security Agreement Supplement
Annex 3	Secured Party Security Agreement Supplement

ii

SECURITY AGREEMENT, dated as of July 13, 2010, among BANKRATE, INC., a Florida corporation (the “Borrower”), the other Persons listed on the signature pages hereof (together with the Borrower, and any other entity that may become a party hereto as provided herein, the “Grantors”), WILMINGTON TRUST FSB, as trustee (in such capacity, together with any successor trustee, the “Trustee”) for the Noteholders (the “Noteholders”, together with the Trustee, the “Bond Secured Parties”) and WILMINGTON TRUST FSB, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent pursuant to Section 6.8, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower and certain subsidiaries of the Borrower have entered into the Indenture, dated as of July 13, 2010 (as it may hereafter be amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) with the Trustee;

WHEREAS, pursuant to the Indenture, the Grantors are entering into this Agreement in order to grant to the Collateral Agent (for the ratable benefit of the Bond Secured Parties), a security interest in the Collateral (as hereinafter defined) to secure their respective Secured Obligations (as hereinafter defined),

WHEREAS, pursuant to the Indenture, the Grantors are permitted to enter into Indebtedness constituting Priority Lien Obligations (as defined below) pursuant to which the holders of such Priority Lien Obligations shall join this Security Agreement and the Grantors shall grant to the Collateral Agent (on behalf of the Trustee, for the ratable benefit of such holders of such Priority Lien Obligations), a security interest in the Collateral to secure their respective Secured Obligations;

WHEREAS, pursuant to the Indenture, the Grantors are also permitted to enter into Indebtedness constituting Pari Passu Payment Lien Obligations (as defined below) pursuant to which the holders of such Pari Passu Payment Lien Obligations shall join this Security Agreement and the Grantors shall grant to the Collateral Agent (for the ratable benefit of such holders of such Pari Passu Payment Lien Obligations), a security interest in the Collateral to secure their respective Secured Obligations;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Notes and future Indebtedness constituting Priority Lien Obligations and Pari Passu Payment Lien Obligations; and

NOW, THEREFORE, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. Unless otherwise defined herein, terms defined in the Indenture as in effect on the date hereof and used herein shall have the meanings given to them in the Indenture and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter of Credit Rights and Supporting Obligations.

(a) The following terms shall have the following meanings:

“Additional Agent”: as defined in Section 8.1(b).

“Additional Lenders”: as defined in a Secured Party Security Agreement Supplement (other than Secured Party Security Agreement Supplements executed by a Priority Lien Representative).

“Additional Loan Documents”: as defined in a Secured Party Security Agreement Supplement.

“Additional Secured Obligations”: the obligations owing pursuant to the Additional Loan Documents.

“Additional Secured Parties”: the Additional Agent and the Additional Lenders.

“Agents”: the Trustee, the Priority Lien Representatives, the Authorized Representatives and any Additional Agent.

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable Authorized Representative”: (i) initially the Largest Holder at such time, (ii) following the date hereof, subject to clause (iii) below, upon the occurrence of a Larger Holder Event, the Authorized Representative in respect of the Pari Passu Payment Lien Obligations or the Bond Obligations with the then largest principal amount outstanding, and (iii) from and after the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Priority Lien Date”: the earlier of (i) the date upon which another holder of Priority Lien Obligations becomes the Largest Priority Lien Holder, and (ii) the Non-Controlling Priority Lien Representative Enforcement Date.

“Applicable Priority Lien Representative”: (i) initially the Largest Priority Lien Holder at such time, and, after the Applicable Priority Lien Date, (ii)(a) if such Applicable Priority Lien Date occurred because another holder of Priority Lien Obligations became the Largest Priority Lien Holder, such new Largest Priority Lien Holder or (b) if such Applicable Priority

Lien Date occurred because of the Non-Controlling Priority Lien Representative Enforcement Date, the Major Non-Controlling Priority Lien Representative.

“Authorized Representative”: (i) in the case of any Bond Obligations or the Bond Secured Parties, the Trustee and (ii) in the case of any Pari Passu Payment Lien Obligations, the applicable Additional Agent.

“Applicable Governmental Authority”: as defined in Section 4.8(b).

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bond Obligations”: (i) any principal, interest, penalties (if any), fees, premiums (if any), indemnifications, reimbursements, guarantees and other liabilities payable under and pursuant to the terms in the Notes, the Indenture and the Security Documents (as defined in the Indenture), in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of an Insolvency or Liquidation Proceeding (including Post-Petition Interest) and whether or not allowed or allowable as a claim in any such proceeding and (ii) all obligations and liabilities of each Subsidiary Guarantor (as defined in the Indenture) which may arise under, out of, or in connection with this Agreement, and the guarantee by each Subsidiary Guarantor of the Notes, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise but to the extent provided for and in accordance with the terms thereunder (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or any Secured Party that are required to be paid by such Subsidiary Guarantor pursuant to the terms of any of the foregoing agreements).

“Bond Secured Parties”: as defined in the introductory paragraph to this Agreement.

“Borrower”: as defined in the introductory paragraph to this Agreement.

“Cash Management Obligations”: obligations (including fees, expenses and overdrafts and related liabilities) owed by any Grantor to any Priority Secured Party (or any of its affiliates) that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

“Collateral Agent”: as defined in the introductory paragraph to this Agreement.

“Collateral Agent Obligations”: any and all monetary obligations of any Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums (if any), penalties (if any), indemnifications, contract causes of action, costs, expenses or otherwise, owed to the Collateral Agent under or in connection with this Agreement or any other Indenture Document or Additional Loan Document, if any.

“Controlling Secured Parties”: as between the Noteholders and the holders of the Pari Passu Payment Lien Obligations, the Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, including, without limitation, the registrations listed in Schedule 6, and (ii) the right to obtain all renewals thereof, in each case whether now existing or hereafter acquired.

“Copyright Licenses”: all agreements (including, without limitation, licenses and settlement agreements), whether written or oral, providing for the grant by or to any Grantor of naming any Grantor of any right under any Copyright, including, without limitation, the grant of rights to reproduce, prepare derivative works of, distribute, publicly perform or publicly display any Copyright.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time savings, passbook or like account maintained with a depositary institution.

“Disqualified Priority Obligations”: any obligations due and owing to a holder of Priority Lien Obligations under the Priority Documents to the extent such obligations are not permitted to be “Priority Lien Obligations” or “Pari Passu Payment Lien Obligations” pursuant to the Indenture.

“Excluded Assets”: (i) any property to the extent that a grant of a security interest in such property pursuant to the Security Documents is prohibited by any requirement of law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Equity or Pledged Debt (other than any of the foregoing issued by a Grantor), any applicable shareholder, joint venture or similar agreement, except, in each case, to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including but not limited to the Uniform Commercial Code or the Bankruptcy Code);

(ii) any Intellectual Property to the extent that the grant of a security interest therein would result in the invalidity, unenforceability, voiding or cancellation thereof (including, without limitation, any trademark application filed on an intent to use basis), provided a grant of security interest is made in such Intellectual Property once it can be granted without resulting in invalidity, unenforceability, voiding or cancellation thereof;

(iii) leasehold interests in real property with respect to which a Grantor is a tenant or subtenant;

(iv) any Foreign Subsidiary Voting Stock owned by a Grantor in excess of 65% of the voting Equity Interests of such Foreign Subsidiary;

(v) any aircraft or any trucks, tractors, trailers, service vehicles, automobiles, rolling stock or other registered mobile equipment of the Borrower or equipment of any Grantor covered by certificates of title or ownership to the extent that a lien thereon may not be perfected by filing a financing statement;

(vi) property and assets owned by any Grantor that are the subject of Permitted Liens described in clause (6) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(vii) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of Grantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of Grantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts; and

(viii) any Capital Stock or other securities of the Borrower’s Subsidiaries to the extent that the pledge of such securities results in the Borrower being required to file separate financial statements of such Subsidiary with the Securities and Exchange Commission, but only to the extent necessary for the Borrower not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Borrower nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

provided that, notwithstanding anything to the contrary in the foregoing, no asset described in clauses (i) through (vii) above shall constitute an “Excluded Asset” if such asset secures any Priority Lien Obligations, Pari Passu Payment Lien Obligations or Junior Lien Indebtedness.

“Finance Documents”: the Priority Documents, the Indenture Documents and the Additional Loan Documents, if any.

“Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary and of any Domestic Subsidiary substantially all of whose assets consist of voting Equity Interests of one or more Foreign Subsidiaries.

“Governmental Authority”: the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors”: as defined in the introductory paragraph to this Agreement, which, notwithstanding anything to the contrary contained herein, shall not include any Unrestricted Subsidiary, if any.

“Hedging Obligations” the obligations under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (b) other agreements or arrangements designed to manage, hedge or protect against fluctuations in currency exchange, interest rates or commodity prices, in each case that is entered into by and between any Grantor and any Priority Secured Party (or any of its affiliates).

“Indemnified Party”: as defined in Section 8.3(c).

“Indenture Documents”: the Indenture and the Security Documents (as defined in the Indenture).

“Indenture”: as defined in the recitals hereof.

“Insolvency or Liquidation Proceeding”:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property”: the collective reference to all rights relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks, and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof arising prior to or after the date hereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Licenses”: the collective reference to all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Debt and all Pledged Equity, in each case other than any property constituting an Excluded Asset.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Junior Lien Indebtedness: Indebtedness permitted under Section 3.2(b) of the Indenture and the other Finance Documents.

“Larger Holder Event”: as of any date of determination, the date when the Bond Obligations or the applicable Pari Passu Payment Lien Obligations held by the Largest Holder, as the case may be, on such date ceases to represent the largest principal amount outstanding of any Indebtedness secured on a Pari Passu Payment Lien Priority by the Collateral.

“Largest Holder”: initially, the Trustee, and from time to time after the date hereof, the Authorized Representative in respect of the Bond Obligations or the Pari Passu Payment Lien Obligations representing the largest principal amount outstanding of any then outstanding Indebtedness secured on a Pari Passu Payment Lien Priority by the Collateral, as certified by the Borrower to the Collateral Agent in an Officers’ Certificate.

“Largest Priority Lien Holder”: as of any date of determination, the Priority Lien Representative in respect of Priority Lien Obligations that constitute the largest principal amount outstanding of any then-outstanding Priority Lien Obligations, as certified by the Borrower to the Collateral Agent in an Officers’ Certificate.

“Major Non-Controlling Authorized Representative”: following a Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative in respect of the Indebtedness that constitutes the second largest outstanding principal amount of any then outstanding Indebtedness secured on a pari passu basis by the Collateral.

“Major Non-Controlling Priority Lien Representative”: as of any date of determination, the Priority Lien Representative in respect of the Priority Lien Obligations that constitute the second largest outstanding principal amount of any then outstanding Priority Lien Obligations.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative”: at any time, any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date”: following the Priority Lien Obligations Discharge Date, the date that is 90 days (throughout which 90-day period the Major Non-Controlling Authorized Representative was not the Applicable Authorized Representative) after the occurrence of (a) an “Event of Default” under and as defined in the terms of the relevant Indebtedness and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Major Non-Controlling Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an “Event of Default”, with respect to such Indebtedness, has occurred and is continuing and (ii) that such Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Indebtedness; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Authorized Representative has directed the Collateral Agent to commence and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time a Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Priority Lien Representative Enforcement Date”: the date that is 75 days (throughout which 75-day period the Major Non-Controlling Priority Lien Representative was not the Applicable Priority Lien Representative) after the occurrence of both (a) an “Event of Default” under and as defined in the terms of the relevant Indebtedness, and (b) the Collateral Agent’s and each other Priority Lien Representative’s receipt of written notice from such Major Non-Controlling Priority Lien Representative certifying that (i) such Priority Lien Representative is the Major Non-Controlling Priority Lien Representative and that an “Event of Default”, with respect to such Indebtedness, has occurred and is continuing and (ii) that such Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Indebtedness; provided that the Non-Controlling Priority Lien Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Priority Lien Representative has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time a Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties”: the Pari Passu Secured Parties which are not Controlling Secured Parties.

“Notes”: the Borrower’s Senior Secured Notes due 2015 issued from time to time pursuant to the Indenture.

“Pari Passu Payment Lien Obligations”: any Additional Secured Obligations having Pari Passu Payment Lien Priority relative to the Notes with respect to the Collateral that are not secured by any other assets, to the extent that such Additional Secured Obligations are permitted to be “Pari Passu Payment Lien Obligations” pursuant to the Indenture; provided that (i) they are designated as Pari Passu Payment Lien Obligations in an Officers’ Certificate delivered by the Borrower to the Collateral Agent and such certificate confirms that such Additional Secured Obligations are permitted to be “Pari Passu Payment Lien Obligations” pursuant to the Indenture and (ii) an Authorized Representative of the holders of such Indebtedness shall have executed a Secured Party Security Agreement Supplement. For the avoidance of doubt, Pari Passu Payment Lien Obligations shall not include Priority Lien Obligations.

“Pari Passu Payment Lien Priority”: means, relative to specified Indebtedness and other obligations, having equal Lien priority with the Bond Obligations on the Collateral.

“Pari Passu Secured Parties”: (i) the Bond Secured Parties and (ii) the Additional Secured Parties with respect to Additional Secured Obligations that constitute Pari Passu Payment Lien Obligations.

“Pari Passu Security Documents”: the Security Documents entered into (including, without limitation, by executing a Secured Party Security Agreement Supplement) in favor of the Collateral Agent for the purpose of securing any Pari Passu Payment Lien Obligations.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, for each of (i) and (ii), including, without limitation, any of the letters patent and applications for letters patent listed in Schedule 6 and including, without limitation, the right to make, use and/or sell the inventions disclosed or claimed therein and (iii) all rights to obtain any reissues or extensions of the foregoing; in each case, whether now existing or hereafter acquired.

“Patent Licenses”: all agreements (including licenses and settlement agreements), whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or any other rights relating to a Patent.

“Permitted Pari Passu Actions”: shall have the meaning set forth in Section 6.6(b).

“Pledged Debt”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any

Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Equity”: Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that, notwithstanding anything herein to the contrary, in no event shall more than 65% of the issued and total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or of any Domestic Subsidiary substantially all of whose assets consist of voting Equity Interests of one or more Foreign Subsidiaries be required to be pledged hereunder.

“Post-Petition Interest”: any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such proceeding.

“Priority Agreement”: the collective reference to (a) any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any obligations which are permitted to be “Priority Lien Obligations” under the Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the agreements or instruments referred to in clause (a) hereof and/or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not a Priority Agreement hereunder.

“Priority Documents”: each Priority Agreement and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Priority Lien Obligations and any guarantee by any Grantor of any or all of the Priority Lien Obligations.

“Priority Lien Representative”: in the case of any Priority Agreement, the Priority Lien Representative shall be the Person identified in the Secured Party Security Agreement Supplement executed in connection with such Priority Agreement.

“Priority Lien Obligations”: any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness designated as “Priority Payment Lien Obligations” in an Officers’ Certificate delivered by the Borrower to the Collateral Agent that confirms that such Indebtedness is permitted to be “Priority Payment Lien Obligations”

under the Indenture and (in each case) incurred to the extent permitted to be “Priority Payment Lien Obligations” pursuant to the Indenture; provided that the Priority Lien Representative of the holders of such Indebtedness shall have executed a Secured Party Security Agreement Supplement. For the avoidance of doubt, Priority Lien Obligations shall include Cash Management Obligations and Hedging Obligations.

“Priority Lien Obligations Discharge Date”: (i) if Priority Lien Obligations have been incurred, the first date on which (a) the Priority Lien Obligations (other than unasserted contingent indemnity obligations) have been paid in cash in full, (b) all commitments to extend credit under each Priority Agreement have been terminated, (c) there are no outstanding letters of credit (unless cash collateralized or otherwise supported in a manner reasonably acceptable to the issuer thereof) or similar instruments issued under any Priority Agreement, and (d) the Applicable Priority Lien Representative has delivered a written notice to the Collateral Agent stating that the events described in clauses (a), (b) and (c) hereof have occurred to the reasonable satisfaction of the Applicable Priority Lien Representative (the Applicable Priority Lien Representative hereby agrees that promptly following occurrence of the events described in clauses (a), (b) and (c) hereof to its reasonable satisfaction, it will deliver such written notice to the Collateral Agent) and (ii) if no Priority Lien Obligations have been incurred, the Priority Lien Obligations Discharge Date shall be deemed to have occurred.

“Priority Secured Parties”: the “Secured Parties”, as defined in any Priority Agreement and any other holders of Priority Lien Obligations.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), other than any property constituting an Excluded Asset.

“Secured Obligations”: the Priority Lien Obligations, if any, the Bond Obligations, the Collateral Agent Obligations and the Additional Secured Obligations, if any.

“Secured Parties”: the collective reference to the Priority Secured Parties, if any, the Bond Secured Parties, the Collateral Agent, and the Additional Secured Parties, if any.

“Secured Party Security Agreement Supplement” as defined in Section 8.1(b).

“Securities Act”: the Securities Act of 1933, as amended.

“Securities Laws”: as defined in Section 5.7(a).

“Security Documents”: the security agreements, collateral assignments, agency agreements and related agreements, instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Standstill Period”: as defined in Section 6.6.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, domain names, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country and all common-law rights related thereto, including, without limitation, any registrations and applications listed in Schedule 6, and (ii) the right to obtain all renewals thereof; in each case, whether now existing or hereafter adopted or acquired.

“Trademark License”: all agreements (including, without limitation, licenses, settlement agreements, and coexistence agreements), whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Triggering Event”: : (a) acceleration prior to maturity of any indebtedness under Priority Lien Obligations, (b) exercise of any remedy with respect to liens on collateral by the Collateral Agent acting at the instruction or on behalf of the holders of Priority Lien Obligations, (c) default in any scheduled payment of principal at final maturity under any Priority Lien Obligations or the Notes that remains uncured or unwaived for a period of 30 days in the aggregate, (d) an Event of Default described in clause (1) or (2) of the definition of “Event of Default” in the Indenture, or (e) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor.

“Trustee”: as defined in the introductory paragraph to this Agreement.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby collaterally grants to the Collateral Agent (for the benefit of the Secured Parties) a security interest in such Grantor’s right, title and interest in and to the following property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due of such Grantor’s Secured Obligations, as applicable:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to Vehicles);

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property and Intellectual Property Licenses;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter of Credit Rights;

(n) all other property not otherwise described above (except for any property specifically excluded from any clause in this Section 2 and any property specifically excluded from any defined term used in this Section 2);

(o) all books and records pertaining to the foregoing; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by the Borrower or any Grantor with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2 and elsewhere to the contrary, this Agreement shall not constitute a grant of a security interest in any Excluded Assets.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants that:

3.1. Title; No Other Liens. Except for the security interest granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the other Liens permitted to exist on the Collateral by all applicable Finance Documents, such Grantor owns or has a license or other right to use, each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement, or (ii) as are permitted by all applicable Finance Documents. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by a Grantor, provided that the granting of such licenses is done in the ordinary course of conducting the Grantor’s business and is consistent with the conduct of such business prior to the date of this Agreement.

3.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form within 90 days (or in the case of filings with respect to Copyrights only, 30 days) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent (for the benefit of the Secured Parties) (if and to the extent perfection may be achieved by such filings and actions and provided that (i) additional filings may be necessary to perfect the Collateral Agent’s security interest in any Intellectual Property acquired after the date hereof and (ii) the Grantors shall not be required to obtain control agreements with respect to deposit accounts or securities accounts (A) that have an average five Business Day closing balance not exceeding $5,000,000 or (B) constitute Excluded Assets described in clause (vii) of the definition thereof), as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for, in the case of Collateral other than Pledged Equity, Liens permitted by all applicable Finance Documents, to have priority over the Liens on the Collateral. Notwithstanding the foregoing, nothing in this Agreement shall require any Grantor to make any filing or take any action to record or perfect the Collateral Agent’s security interest in any Intellectual Property of Grantor outside of the United States.

3.3. Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and, if such Grantor is not a registered organization, the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document, as applicable, and long-form good standing certificate as of a date which is recent to the date hereof.

3.4. Inventory and Equipment. On the date hereof, the Inventory and the Equipment of each Grantor are kept at the locations listed on Schedule 5. The provisions of this Section 3.4 shall not apply to Equipment or Inventory in transit, that has been sold (including sales on consignment or approval in the ordinary course of business), that is out for repair, that is at other locations for purposes of onsite maintenance or repair or that is intended for the personal use of the employees of such Grantor, including vehicles, laptops and cellphones or at locations where Equipment and Inventory with less than $100,000.00 in aggregate value is located.

3.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6. Investment Property. (a) On the date hereof, the shares of Pledged Equity pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Equity have been duly and validly issued and, if applicable, are fully paid and non-assessable.

(c) To the best of such Grantor’s knowledge, each of the Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or the other Finance Documents or nonconsensual Liens permitted pursuant to the terms under all applicable Finance Documents.

3.7. Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess, individually or in the aggregate, of $100,000.00, which has not been delivered to the Collateral Agent.

3.8. Intellectual Property. (a) Schedule 6 is a complete and accurate list, including the title or mark, application or registration number, application or registration date, and owner, of all Intellectual Property that is registered in the United States or for which application for registration in the United States has been filed owned by or in the name of such Grantor on the date hereof.

(b) On the date hereof, (i) all material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, and has not been abandoned, (ii) to such Grantor’s knowledge, no other Person is infringing, misappropriating, or otherwise violating the Intellectual Property rights of such Grantor, and (iii) to such Grantor’s knowledge neither the conduct of each Grantor’s business nor the use of its owned Intellectual Property therein infringes, misappropriates, or otherwise violates the Intellectual Property rights of any other Person.

(c) On the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor.

(d) On the date hereof, no action or proceeding is pending at any Governmental Authority, or, to the knowledge of such Grantor, threatened (i) seeking to cancel or contesting the validity or enforceability of any material Intellectual Property owned by such Grantor (other than routine office actions issued in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office), or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by such Grantor.

3.9. Commercial Tort Claims. On the date hereof, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $100,000.00, except as listed in Schedule 7.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than contingent indemnification and contingent expense reimbursement obligations and Secured Obligations in respect of Hedging Obligations and Cash Management Obligations that are not due and payable) shall have been paid in full and shall have terminated:

4.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $100,000.00 payable, individually, or in the aggregate, under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper, shall be delivered as soon as reasonably practicable to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

4.2. Maintenance of Insurance. (a) Such Grantor will maintain with financially sound and reputable insurance companies (provided, that if any such insurance company shall at any time cease to be financially sound and reputable, there shall be no breach of this provision in the event that such Grantor promptly (and in any event within sixty (60) days of such date) obtains insurance from an alternative insurance carrier that is financially sound and reputable), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) and with deductible levels as are customarily carried under similar circumstances by such other Persons and ensure that the Collateral Agent is an additional insured and/or loss payee under such liability and property insurance.

(b) (i) Such Grantor shall use commercially reasonable efforts to cause all such insurance to provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof and (ii) such Grantor shall cause all such insurance to name the Collateral Agent as additional insured or loss payee.

4.3. [Reserved].

4.4. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take all actions reasonably necessary to maintain the security interest created by this Agreement as a perfected security interest having the priority described in Section 3.2 (subject to the qualifications set forth therein) and shall take all commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case, (i) in the case of Collateral consisting of Pledged Equity and Pledged Debt, nonconsensual Liens permitted by all applicable Finance Documents and (ii) in the case of Collateral other than Pledged Equity and Pledged Debt, Liens permitted by all applicable Finance Documents and to the rights of such Grantor under all the Finance Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Agent from time to time (i) when an Agent directs the Collateral Agent to request or (ii) during the continuance of an “Event of Default” under and as defined in any Finance Document, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, subject to the qualifications set forth herein or in the other Finance Documents, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any additional actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, and (iii) in the case of issued, registered and applied for Intellectual Property, filing an Intellectual Property Short Form Security Agreement substantially in the form of Annex 1 hereto with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

4.5. Changes in Locations, Name, etc. Such Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) written notice of any change in such Grantor’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or form of legal entity or (iv) organizational identification number. Such Grantor will not effect or permit any change referred to in the preceding sentence unless all additional financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests provided for herein have been filed prior to or substantially simultaneously with the effectiveness of such change.

4.6. Notices. (a) Such Grantor will advise the Collateral Agent promptly, in reasonable written detail:

(i) of any Lien (other than security interests created hereby or Liens permitted under all applicable Finance Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.7. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same promptly to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an “Event of Default” under and as defined in any Finance Document shall have occurred and be continuing, any sums paid upon or in respect of the pledged Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the pledged Investment Property or any property shall be distributed upon or with respect to the pledged Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the pledged Investment Property shall be received by such Grantor upon the occurrence and during the continuation of an “Event of Default” under and as defined in any Finance Document, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b) Such Grantor will not (i) except as permitted by all applicable Finance Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by all applicable Finance Documents or in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding (where applicable)), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under all applicable Finance Documents or (iv) except as permitted by all applicable Finance Documents, enter, subsequent to the date upon which such Investment Property becomes Collateral hereunder, into any agreement (other than any Finance Documents or in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding (where applicable)) or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property required to be included in Collateral or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property constituting Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Investment Property issued by it.

(d) No Grantor shall permit any security interest in certificated Pledged Equity of any Issuer that is not a Subsidiary to be perfected by possession in favor of a Person other than the Collateral Agent.

4.8. Receivables. (a) Such Grantor will deliver to the Collateral Agent a copy of each material written demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 20% of the aggregate amount of the then-outstanding Receivables that constitute Collateral.

(b) If such Grantor shall enter into any contract or other transaction with an Applicable Governmental Authority (as defined below) which will result in an Applicable Governmental Authority becoming an obligor on any Receivable required to be included in Collateral of an amount greater than $100,000.00, such Grantor shall (i) promptly thereafter notify the Collateral Agent thereof, (ii) provide to the Collateral Agent all such documents and instruments, and take all such actions, as reasonably necessary, to enable the Collateral Agent to comply with the requirements of the Federal Assignment of Claims Act or any other applicable law to perfect its security interest in such Receivables and (iii) otherwise comply with its obligations under

Section 4.4(c) with respect thereto. As used in this paragraph, the term “Applicable Governmental Authority” shall mean any Governmental Authority the Law applicable to which provides that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor’s Lien on such obligation and/or to obtain the full benefits of such Lien and such Law, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the Uniform Commercial Code must be given, executed, filed, recorded, delivered or completed, including, without limitation, any federal Governmental Authority to which the Federal Assignment of Claims Act of 1940 is applicable.

4.9. Intellectual Property. (a) Such Grantor (either itself or through licensees) will, except as otherwise deemed necessary or advisable by such Grantor in the exercise of its reasonable business judgment, (i) continue to use each material Trademark owned or exclusively licensed by such Grantor on each and every trademark class of goods applicable to its current line as reflected in its current registrations to the extent necessary to maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark at a level at least as strict as is consistent with past practice, and (iii) not (nor permit any licensee or sublicensee thereof to) do any act or omit to do any act reasonably likely to result in such material Trademark becoming abandoned or invalidated.

(b) Such Grantor (either itself or through its licensees) will, except as otherwise deemed necessary or advisable by such Grantor in the exercise of its reasonable business judgment, not do any act, or omit to do any act, reasonably likely to result in any material Patent owned or exclusively licensed by such Grantor becoming prematurely invalidated, forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through its licensees) will, except as otherwise deemed necessary or advisable by such Grantor in the exercise of its reasonable business judgment, (i) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any portion of the material Copyrights owned by such Grantor may become invalidated or otherwise impaired, and (ii) not knowingly (either itself or through its licensees) do any act whereby any portion of the material Copyrights owned or exclusively licensed by such Grantor may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not knowingly do any act, whether by using any Intellectual Property or otherwise, to infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person.

(e) Such Grantor will notify the Collateral Agent promptly if it knows that any material Intellectual Property owned or exclusively licensed by such Grantor is reasonably likely to become forfeited, abandoned, invalidated or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, but excluding routine office actions or similar determinations in the ordinary course of prosecution before the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned or exclusively licensed by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(f) In the event such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any state thereof, or any other country, or such Grantor shall acquire an application or registration for any Intellectual Property, such Grantor shall report such filing or acquisition to the Collateral Agent and the Agents within 90 days (or in the case of Copyrights only, 30 days) thereof. Subject to the qualifications set forth in Section 3.2, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers reasonably necessary to evidence and perfect the Collateral Agent’s and the Secured Parties’ security interest in any such newly filed or acquired Intellectual Property to the extent that such Intellectual Property shall constitute part of the Collateral in accordance with the terms hereof.

(g) Such Grantor will, subject to and in the exercise of its reasonable business judgment, take all reasonable steps including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any state thereof, or any other country, to maintain and pursue each application for registration of any material Intellectual Property owned by such Grantor and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, payment of maintenance fees and opposition and interference and cancellation proceedings.

(h) In the event that any material Intellectual Property owned or exclusively licensed by such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) to the extent such Grantor shall reasonably deem it to be appropriate under the circumstances, sue for infringement, misappropriation, dilution or other violation, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

4.10. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $100,000.00, such Grantor shall within 30 days of making such determination sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 5. REMEDIAL PROVISIONS

5.1. Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right (i) annually when an Agent directs the Collateral Agent to request, or (ii) if an “Event of Default” under and as defined in any Finance Document has occurred and is continuing, at any time, to make test verifications of the Receivables required to be included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. Annually when an Agent directs the Collateral Agent to request (or if an “Event of Default” under and as defined in any Finance Document has occurred and is continuing, at any time), upon the Collateral Agent’s reasonable written request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent and the Agents reports showing reconciliations, aging and test verifications of, and trial balances for, such Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Collateral Agent may curtail or terminate said authority upon written notice at any time after the occurrence and during the continuance of an “Event of Default” under and as defined in any Finance Document. If required by the Collateral Agent at any time after the occurrence and during the continuance of an “Event of Default” under and as defined in any Finance Document, any payments of Receivables that constitute Collateral, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5 (provided that all funds in such Collateral Account shall be promptly released to such Grantor upon the cure or waiver of any such “Event of Default”), and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) If an “Event of Default” under and as defined in any Finance Document has occurred and is continuing, at the Collateral Agent’s reasonable written request, each Grantor shall deliver to the Collateral Agent, to the extent available, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that constitute Collateral, including, without limitation, all original orders, invoices and shipping receipts.

5.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an “Event of Default” under and as defined in any Finance Document, communicate with obligors under the Receivables that constitute Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables.

(b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an “Event of Default” under and as defined in any Finance Document, each Grantor shall notify obligors on the Receivables that constitute Collateral that such Receivables have been collaterally assigned to the Collateral Agent (for the benefit of the Secured Parties) and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Use and Release of Collateral. (a) Unless an “Event of Default” under and as defined in any Finance Document shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to 5.3(b), each Grantor shall be permitted to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral, to collect, invest and dispose of any income thereon, and to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Debt, in each case to the extent otherwise permitted in all applicable Finance Documents and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof would materially and adversely affect the rights and remedies of the Collateral Agent or the Secured Parties under any Finance Document or the ability of the Collateral Agent or the Secured Parties to exercise the same.

(b) If an “Event of Default” under and as defined in any Finance Document shall occur and be continuing and the Collateral Agent has given written notice of its intent to exercise the following rights to the relevant Grantor or Grantors: (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments (including sums paid upon the liquidation or dissolution of any Issuer or in connection with any distribution of capital) or other Proceeds paid in respect of the pledged Investment Property and make application thereof to the Secured Obligations in accordance with Section 5.5, and (ii) any or all of the pledged Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the pledged Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the pledged Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. If any sums of money paid or distributed in respect of any pledged Investment Property, which the Collateral Agent shall be entitled to receive pursuant to clause (i) above, shall be received by a Grantor, such Grantor shall, until such money is paid to the Collateral Agent, hold such money in trust for the Collateral Agent and the Secured Parties as additional collateral for the Secured Obligations.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an “Event of Default” under and as defined in any Finance Document has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the pledged Investment Property directly to the Collateral Agent pursuant to the terms hereof.

5.4. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an “Event of Default” under and as defined in any Finance Document shall occur and be continuing and the Collateral Agent so requests, all Proceeds of the Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All such Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5. Application of Proceeds. The proceeds of any collection, sale, disposition or other realization of Collateral upon the enforcement of the security for the Secured Obligations (including for these purposes distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy case of any Grantor), including any Collateral consisting of cash, shall be applied as follows (or as this Section 5.5 may be amended from time to time with the consent of the Applicable Priority Lien Representative (if any Priority Lien Obligations are outstanding), the Trustee and the Additional Agent, if any, to the extent necessary to add Junior Lien Indebtedness or permit additional junior debt):

FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or any other Finance Document, including all and the reasonable and documented out-of-pocket court costs fees and documented expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Finance Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Finance Document;

SECOND, to the payment to the Agents on a pro rata basis until in full of all Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) owed to the Agents in their capacities as such;

THIRD, to each Priority Lien Representative on a pro rata basis until payment in full of all of the remaining Priority Lien Obligations (other than the amounts referred to in the immediately following paragraph), the amounts so distributed to be applied by the applicable Priority Lien Representatives among the Priority Secured Parties in accordance with the relevant Priority Agreement;

FOURTH, to each Priority Lien Representative on a pro rata basis until payment in full of all interest or entitlement to fees or expenses or other charges that accrue on the Priority Lien Obligations after the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any of its Subsidiaries, whether or not allowed or allowable in any such proceeding (it being understood that if it is held that the Priority Lien Obligations and/or the Bond Obligations and Pari Passu Payment Lien Obligations constitute only one secured class (rather than separate classes for the Priority Lien Obligations and/or the Bond Obligations and Pari Passu Payment Lien Obligations), all distributions pursuant to this provision FOURTH shall be made as if there were separate classes of claims);

FIFTH, to each Authorized Representative on a pro rata basis until the payment in full of all of the Bond Obligations and Pari Passu Payment Lien Obligations, the amounts so distributed to be applied by the applicable Authorized Representative among the Bond Secured Parties in accordance with the Indenture and among the holders of Pari Passu Payment Lien Obligations in accordance with the Additional Loan Documents, as applicable;

SIXTH, to each Authorized Representative on a pro rata basis until the payment in full of all interest or entitlement to fees or expenses or other charges that accrue on the Bond Obligations and Pari Passu Payment Lien Obligations after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such proceeding;

SEVENTH, to each Priority Lien Representative on a pro rata basis the payment in full of all of the Disqualified Priority Obligations, the amounts so applied to be distributed among the Priority Secured Parties in accordance with the relevant Priority Agreement;

EIGHTH, to each Priority Lien Representative on a pro rata basis the payment in full of all interest or entitlement to fees or expenses or other charges that accrue on the Disqualified Priority Obligations after the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any of its Subsidiaries, whether or not allowed or allowable in any such proceeding; and

NINTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

5.6. Code and Other Remedies. If an “Event of Default” under and as defined in any Finance Document occurs and is continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Finance Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an “Event of Default” under and as defined in any Finance Document occurs and is continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, sublicense, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request following and during the continuance of an “Event of Default” under and as defined in any Finance Document, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order provided in Section 5.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7. Registration Rights. (a) If the Collateral Agent shall determine to exercise its rights to sell all or any of the Pledged Equity pursuant to Section 5.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act or other applicable laws (together with the Securities Act, the “Securities Laws”), the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the relevant Securities Laws, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the relevant Securities Laws and the rules and regulations of the Securities and Exchange Commission or any other United States securities regulator applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by law, and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no “Event of Default” under and as defined in any Finance Document has occurred and is continuing and a defense in respect of payment in full.

5.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 6. THE AGENTS

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable that constitutes Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any such Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any pledged Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers reasonably necessary to evidence and perfect the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale or license provided for in Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to any licenses (and the rights granted therein) existing at the time of such assignment, assign any Intellectual Property, including Copyright, Patent or Trademark (along with the goodwill of the business to which any such Intellectual Property pertains), owned by such Grantor, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Notwithstanding anything in this Section 6.1(a) or in any other Finance Document to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (other than pursuant to clause (ii) thereof) unless an “Event of Default” under and as defined in any Finance Document shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable in accordance with the terms of Section 8.3.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released in accordance with Section 8.14.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined pursuant to a final order of a court of competent jurisdiction.

6.3. Execution of Financing Statements. Pursuant to Section 9-509 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices in any jurisdiction as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall, if and to the extent effective under applicable law in the relevant jurisdiction, be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any such jurisdiction. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all personal property, whether now owned or hereafter acquired”, “all assets” or words of similar meaning in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by or for the benefit of the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof. Notwithstanding the foregoing, the Collateral Agent shall be under no obligation whatsoever to prepare or file any financing or confirmation statements or record any documents or instruments in any public office at any time or times or otherwise to perfect or maintain the perfection of any security interest in the Collateral. Nothing contained in this Section 6.3 shall relieve the Grantors of their obligations contained in this Agreement to take all actions necessary to perfect and continue the perfection of the Liens created under this Agreement.

6.4. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Finance Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.5. Enforcement by the Collateral Agent. (a) If any “Event of Default” under and as defined in any Finance Document shall have occurred and be continuing, the Collateral Agent shall act, subject to the provisions of Sections 6.6 and 6.9, in relation to the Collateral in accordance with the instructions of (i) on or prior to the Priority Lien Obligations Discharge Date, the Applicable Priority Lien Representative and the Applicable Authorized Representative and (ii) after the Priority Lien Obligations Discharge Date, the Applicable Authorized Representative.

(b) The Collateral Agent shall disregard any instructions from any other Person to exercise any right or remedy hereunder with respect to the Collateral if those instructions are inconsistent with this Agreement.

(c) Any Person entitled to instruct the Collateral Agent to exercise any right or remedy hereunder with respect to the Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising the Collateral as it sees fit in accordance with the other provisions of this Agreement.

(d) The Collateral Agent shall inform each other Agent on receiving any instructions under this Section 6.5 to exercise remedies with respect to the Collateral.

6.6. Exercise of Rights and Remedies.

(a) The Collateral Agent shall follow the instructions of the Applicable Priority Lien Representative, and the Applicable Authorized Representative, for itself and on behalf of the Pari Passu Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Pari Passu Secured Parties, except for Permitted Pari Passu Actions, will not and will not direct the Collateral Agent to, so long as the Priority Lien Obligations are outstanding:

(i) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Applicable Authorized Representative or any other Authorized Representative is a party); or

(ii) commence or join with any Person (other than the Applicable Priority Lien Representative) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action);

provided, however, that the Applicable Authorized Representative may or may direct the Collateral Agent to enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 120 days has elapsed (which period shall be tolled during any period in which the Applicable Priority Lien Representative shall not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Applicable Authorized Representative has delivered to the Applicable Priority Lien Representative and the Collateral Agent written notice of the acceleration of the Indebtedness then outstanding under the Bond Obligations or Pari Passu Payment Lien Obligations (the “Standstill Period”);

provided further, however, that (1) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Applicable Authorized Representative or any other Pari Passu Secured Party direct the Collateral Agent to enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Applicable Priority Lien Representative or any other holder of Priority Lien Obligations shall have commenced, or shall have directed the Collateral Agent to commence and diligently pursue (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Applicable Authorized Representative by the Applicable Priority Lien Representative) and (2) after the expiration of the Standstill Period, so long as neither the Applicable Priority Lien Representative nor the holders of the Priority Lien Obligations have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Pari Passu Secured Parties (or the Applicable Authorized Representative on their behalf) have commenced any actions to enforce their Lien with respect to any Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the holders of Priority Lien Obligations nor the Applicable Priority Lien Representative shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Agreement are complied with.

(b) Notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Authorized Representatives may file a proof of claim or statement of interest with respect to the Bond Obligations and the Pari Passu Payment Lien Obligations; (ii) the Authorized Representatives may take any action to preserve or protect the validity and enforceability of the Liens securing the Bond Obligations and the Pari Passu Lien Obligations, provided that no such action is, or could reasonably be expected to be, (A) adverse to the holders of the Priority Lien Obligations or the rights of the Priority Lien Representatives to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of the Security Documents; (iii) the Authorized Representatives may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Pari Passu Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Bond Obligations and the Pari Passu Payment Lien Obligations, in each case, to the extent not inconsistent with the terms of the Security Documents and the Pari Passu Security Documents; and (iv) the Authorized Representatives may exercise any rights and remedies as unsecured creditors (all of the foregoing clauses (i) through (iv), the “Permitted Pari Passu Actions”).

6.7. Exemption. (a) No Agent or Secured Party shall be responsible to any other Agent or Secured Party with respect to any instructions given or not given to the Collateral Agent in relation or in connection with any of the Security Documents, provided in each case they act in good faith and in all material respects in accordance with their obligations under this Agreement and the applicable Finance Documents.

(b) None of the Agents or Secured Parties shall be liable for any loss or damage suffered by any Grantor as a result of any instructions given or not given by such Agent or such Secured Party in relation or in connection with any of the Security Documents.

6.8. Termination and Resignation of Collateral Agent. (a) Subject to clause (f) below, the Collateral Agent may resign its appointment under this Agreement at any time by giving notice to the Applicable Priority Lien Representative (if any), the Trustee, the Additional Agent (if any) and the Borrower.

(b) A successor Collateral Agent shall be selected (i) by the retiring Collateral Agent nominating one of its Affiliates, following consultation with the Applicable Priority Lien Representative (if any), the Trustee, the Additional Agent (if any) and, so long as no “Event of Default” under and as defined in any Finance Document has occurred and is continuing, the Borrower, as successor Collateral Agent in its notice of resignation, (ii) if the retiring Collateral Agent makes no such nomination, by the Applicable Priority Lien Representative, the Trustee, the Additional Agent (if any) and, so long as no “Event of Default” under and as defined in any Finance Document has occurred and is continuing, the Borrower or (iii) if a Collateral Agent is not appointed pursuant to sub clause (i) or (ii) above, the Collateral Agent may (at the expense of the Grantors), at its option, petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company that has a combined capital and surplus of at least $100,000,000.00.

(c) The appointment of the Collateral Agent may be terminated and a successor Collateral Agent appointed at any time with the consent of the Applicable Priority Lien Representative, the Trustee, the Additional Agent (if any) and, so long as no “Event of Default” under and as defined in any Finance Document has occurred and is continuing, the Borrower on at least 30 days prior written notice being given to the Collateral Agent.

(d) The resignation of the retiring Collateral Agent and the appointment of the successor Collateral Agent will become effective only upon the successor Collateral Agent accepting its appointment as Collateral Agent, and upon the execution of all documents necessary to substitute the successor as holder of the security comprised in the Security Documents and the relevant Additional Loan Documents, if any, at which time, (i) the successor Collateral Agent will become bound by all the obligations of the Collateral Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Collateral Agent under this Agreement, (ii) the agency of the retiring Collateral Agent will terminate (but without prejudice to any liabilities which the retiring Collateral Agent may have incurred prior to the termination of its agency) and (iii) the retiring Collateral Agent will be discharged from any further liability or obligation under or in connection with this Agreement or the other Security Documents.

(e) The retiring Collateral Agent will cooperate with the successor Collateral Agent in order to ensure that its functions are transferred to the successor Collateral Agent without disruption to the service provided to the Agents, the Secured Parties and the Borrower and will promptly make available to the successor Collateral Agent the documents and records which have been maintained in connection with this Agreement and the other Security Documents in order that the successor Collateral Agent is able to discharge its functions.

(f) The Collateral Agent may resign its appointment upon appointment of a successor Collateral Agent and such successor Collateral Agent having accepted the role of the Collateral Agent under this Agreement. Any such new appointment and all powers to be granted to the Collateral Agent will be granted pursuant to an accession agreement satisfactory to the Borrower, the Applicable Priority Lien Representative, the Trustee and the Additional Agent (if any).

(g) The provisions of this Agreement will continue in effect for the benefit of any retiring Collateral Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

6.9. Agents’ and Collateral Agent’s Duties; Reliance. (a) The powers conferred on the Agents and the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agents and the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Each of the Agents and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by it in good faith, except to the extent that such liability arises from its own gross negligence or willful misconduct as determined pursuant to a final order of a court of competent jurisdiction.

(b) Whenever in the performance of its duties hereunder the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, the Collateral Agent shall be entitled to rely upon such matter that is proved or established by a certificate executed by an officer of such Person which is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person and/or a written opinion from legal counsel acceptable to the Collateral Agent, and the Collateral Agent shall have no liability with respect to any action taken, not taken, suffered or omitted in reliance thereon.

(c) The Collateral Agent may consult with counsel and shall be entitled to take or not to take any action hereunder in good faith in relying upon any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from the Collateral Agent or any Representative or any court of competent jurisdiction.

(d) The Collateral Agent shall not incur any liability in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it in good faith believes to be genuine and to have been signed or presented by the proper party. The Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions that are believed by the Collateral Agent to be genuine and signed or furnished by the proper Person furnished to the Collateral Agent in connection with this Agreement.

(e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any “Event of Default” under and as defined in any Finance Document unless and until the Collateral Agent shall have received written notice thereof from any Grantor or Agent. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice which is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person to inquire whether an “Event of Default” under and as defined in any Finance Document has, in fact, occurred and shall be entitled to rely, and shall be fully protected in so relying, on any such notice so furnished to it.

(f) Anything herein contained to the contrary notwithstanding, the Grantors shall remain liable under each of the agreements to which they are a party to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, and the Collateral Agent shall have no obligation or liability under any such agreements to perform any of the obligations or duties of the Grantors thereunder. Notwithstanding anything contained herein to the contrary, the right of the Collateral Agent to perform any discretionary act enumerated herein (including the right to consent to or approve of any action or document) shall not be construed as giving rise to any expressed or implied duty. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent. Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Collateral, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(g) Nothing set forth in this Agreement or any other document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on either of the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on either of the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Indenture or any other Finance Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured

Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(h) Each Agent on behalf of its Secured Parties acknowledges that it and its Secured Parties have, independently and without reliance upon the Collateral Agent, any Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis (it being understood that the Trustee has made no credit analysis) and decision to enter into this Agreement and the other Finance Documents. Each Agent on behalf of its Secured Parties also acknowledges that it and its Secured Parties will, independently and without reliance upon the Collateral Agent, any Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Finance Documents or any related agreement or any document furnished hereunder or thereunder.

(i) Each Agent, on behalf of the Secured Parties for which it acts in such capacity, hereby agree to indemnify the Collateral Agent, and each of the Collateral Agent’s directors, officers, affiliates, representatives and agents (each an “Indemnitee”) from and hold each Indemnitee harmless against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys’ fees and expenses), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of any action taken, omitted to be taken or to be taken by the Collateral Agent (or any of the other Indemnitees) on behalf of the Secured Parties within the scope of the Collateral Agent’s authority as provided in this Agreement or any Security Document; provided, however, that neither such Agent nor any Secured Parties shall be liable to an Indemnitee for any portion of the foregoing to the extent caused by such Indemnitee’s gross negligence or willful misconduct.

(j) No provision of this Agreement or any other Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless the Collateral Agent shall have received indemnity from an Agent satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Agreement, or any Security Document, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy or to inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as the result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from an Agent in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Agent to be sufficient.

SECTION 7. PARI PASSU PAYMENT LIEN OBLIGATIONS

7.1. Actions with Respect to Collateral; Prohibition on Contesting Liens.

(a) Subject to the provisions of Sections 6.5 and 6.6, (i) the Collateral Agent shall not follow any instructions with respect to the Collateral from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (ii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative (and, if prior to the Priority Lien Obligations Discharge Date, the Applicable Priority Lien Representative) and in accordance with the applicable Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to the Collateral.

(b) Notwithstanding the equal priority of the Liens securing the Bond Obligations and the Pari Passu Payment Lien Obligations and subject to the provisions of Sections 6.5 and 6.6, with respect to the Bond Obligations and the Pari Passu Payment Lien Obligations the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Collateral as if such Applicable Authorized Representative had a senior Lien on the Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to do so.

(c) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Pari Passu Secured Parties (other than funds deposited for the redemption, discharge or defeasance of the Bond Obligations or the Pari Passu Payment Lien Obligations or under the Escrow Agreement) other than pursuant to the relevant Security Documents, and by executing this Agreement (or a Secured Party Security Agreement Supplement), each Authorized Representative and the Pari Passu Secured Parties for which such Authorized Representative is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(d) Each of the Pari Passu Secured Parties agrees that it will not contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or any of the provisions of the Secured Party Security Agreement Supplement or this Agreement.

(e) Each Non-Controlling Secured Party acknowledges and agrees that, subject to the provisions of Sections 6.5 and 6.6, the Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Collateral as provided herein without regard to any rights to which such Non-Controlling Secured Party would otherwise be entitled as a result of their secured obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any Bond Obligations, Pari Passu Payment Lien Obligations or any other Pari Passu Secured Party arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Bond Obligations and the Pari Passu Payment Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents and the Pari Passu Security Documents or any other agreement or document related thereto or to the collection of the Bond Obligations and the Pari Passu Payment Lien Obligations or the valuation, use, protection or release of any security for the Bond Obligations and the Pari Passu Payment Lien Obligations, (ii) any election by any Applicable Authorized Representative or any of Pari Passu Secured Parties, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Collateral in full or partial satisfaction of any Bond Obligations or Pari Passu Payment Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative.

(f) None of the Pari Passu Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the Pari Passu Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Pari Passu Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, at any time prior to the discharge of the Bond Obligations and the Pari Passu Payment Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the applicable Security Documents.

7.2. Purchase Option. Upon and during the occurrence of a Triggering Event, all or some of the Bond Secured Parties may, at their sole expense and effort, upon notice from the Trustee to the Borrower, the Priority Lien Representatives and any Additional Agents require the Priority Secured Parties to transfer and assign to the electing Bond Secured Parties, without warranty or representation or recourse (other than the representation or warranty that such Priority Lien Obligations are being transferred without any Lien created by the Priority Secured Parties), all (but not less than all) of the Priority Lien Obligations and the Priority Documents; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the electing Bond Secured Parties shall have paid to the respective Priority Lien Representatives, for the account of the Priority Secured Parties, in immediately available funds, an amount equal to 100% of the amount of Priority Lien Obligations then outstanding (which shall include, with respect to the aggregate face amount of any letters of credit outstanding under the Priority Documents, an amount in cash equal to 100 % thereof, but shall not include any other fees that become due as a result of the prepayment of the Indebtedness under, or early termination of, such documentation). In order to effectuate the foregoing, the Priority Lien Representatives shall calculate, upon the written request of the Trustee from time to time, the amount in cash that would be necessary to purchase the applicable Priority Lien Obligations. If the right set forth in this Section 7.2 is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within twenty Business Days of the notice set forth in the first sentence of this Section 7.2 (or the Priority Secured Parties shall no longer be required to transfer any such Priority Lien Obligations in accordance with this Section 7.2), (2) such purchase of the Priority Lien Obligations shall be exercised pursuant to documentation mutually acceptable to each of the Priority Lien Representatives and the electing Bond Secured Parties, and (3) such Priority Lien Obligations shall be purchased pro rata among the electing Bond Secured Parties giving notice to such Priority Secured Parties of their intent to exercise the purchase option hereunder according to such Bond Secured Parties’ portion of the Bond Obligations outstanding on the date of purchase pursuant to this Section.

SECTION 8. MISCELLANEOUS

8.1. Amendments; Waivers; Additional Secured Obligation Arrangements; Additional Secured Parties, etc. (a) Except as otherwise expressly specified herein, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment or waiver is to apply, the Applicable Authorized Representative (with the consent of both the requisite number of Noteholders specified in the Indenture and the requisite number of holders of Pari Passu Payment Lien Obligations specified in the relevant Additional Loan Document), the Collateral Agent and, prior to the Priority Lien Obligations Discharge Date, the Applicable Priority Lien Representative (with the consent of the requisite number of holders of the Priority Lien Obligations specified in the Priority Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent, any Agent or any other

Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a secured party security agreement supplement in substantially the form of Annex 3 hereto (each a “Secured Party Security Agreement Supplement”), (i) such Person shall be referred to as, in the case of an Additional Loan Document, an “Additional Agent” or, in the case of a Priority Agreement, a Priority Lien Representative and shall be and become a Secured Party hereunder, (ii) each reference in this Agreement to “Secured Parties” shall also mean and be a reference to the Additional Secured Parties or the Priority Secured Parties, as applicable, (iii) each reference in this Agreement of a grant of a security interest in a Grantor’s Collateral to a Secured Party shall also mean a grant of a security interest to the Additional Secured Parties, or the Priority Secured Parties, as applicable, (iv) in the case of a Secured Party Security Agreement Supplement delivered by an Additional Agent, each reference to a Priority Lien Representatives and/or the Trustee shall be a reference to the Priority Lien Representative, the Trustee and/or the Additional Agent, (v) in the case of a Secured Party Security Agreement Supplement delivered by an Additional Agent, each reference to Agents shall be a reference to the Priority Lien Representatives, the Trustee and the Additional Agent; (vi) Section 5.5 may be amended from time to time with the consent of the Applicable Priority Lien Representative and the Applicable Authorized Representative to the extent necessary to add any Junior Lien Indebtedness or permit additional junior debt and (vii) Sections 6.5, 6.8 and 6.9 may be amended and restated if deemed prudent in the reasonable discretion of the Collateral Agent, the Applicable Priority Lien Representative and the Applicable Authorized Representative, acting unanimously. Among other things the Secured Party Security Agreement Supplement shall (x) for the avoidance of doubt, appoint the Collateral Agent as the Additional Secured Parties’, or the Priority Secured Parties’, as applicable, collateral agent pursuant to reasonable terms and conditions agreed to by the Additional Agent or the Priority Lien Representatives, as applicable, and the Collateral Agent, which terms shall not in any event be inconsistent with the provisions of this Agreement, and (y) in the case of a Secured Party Security Agreement Supplement delivered by an Additional Agent, among other terms define “Obligations”, “Additional Loan Documents” and “Additional Lenders”. The execution and delivery of any such Secured Party Security Agreement Supplement shall not require the consent of any other party to this Agreement; provided that the Indebtedness secured by such Secured Party Security Agreement Supplement is otherwise permitted by all applicable Finance Documents as certified to the Collateral Agent by the Borrower in an Officers’ Certificate. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Secured Party to this Agreement. The Borrower shall deliver fully executed copies of the Secured Party Security Agreement Supplements to each Agent and the Collateral Agent.

8.2. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it (a) if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 13.2 of the Indenture, (b) if to any Priority Lien Representative, at its address specified in the Secured Party Security Agreement Supplement, (c) if to the Trustee, to Wilmington Trust FSB, 246 Goose Lane Suite 105, Guilford, CT 06437, (d) if to the Collateral Agent, to Wilmington Trust FSB,

246 Goose Lane Suite 105, Guilford, CT 06437, and (e) if to the Additional Agent (if any) at its address specified in the Secured Party Security Agreement Supplement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in the Priority Agreement, Section 13.2 of the Indenture and in the Additional Loan Documents (as applicable). Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Secured Party Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

8.3. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Priority Secured Party, including the Applicable Priority Lien Representative, for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in or related to the relevant Priority Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Priority Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Priority Secured Party, including the Applicable Priority Lien Representative, in each case subject to and in accordance with the relevant Priority Agreement.

(b) Each Grantor agrees to pay or reimburse each Bond Secured Party, including the Trustee, for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in the Indenture or otherwise enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Bond Secured Party, including the Trustee, in each case subject to and in accordance with Section 10.1 of the Indenture.

(c) Each Grantor agrees to indemnify, defend and save and hold harmless the Collateral Agent and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay within 10 Business Days after demand therefor, any and all claims, damages (excluding any special, punitive, indirect or consequential damages), losses, liabilities and out-of-pocket expenses (including, without limitation, expenses and reasonable fees of external counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, provided however, that such Indemnified Party shall promptly refund any amount received under this clause (c) to the extent that there is a final judicial or arbitral determination that such Indemnified Party was not entitled to indemnification with respect to such payment pursuant to the terms under this clause (c).

(d) Each Grantor will, within 10 Business Days after demand therefor, pay to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including, without limitation, the reasonable and documented out-of-pocket fees and expenses for counsel and of any experts and agents, that they may incur in connection with (i) the negotiation and administration of this Agreement (including, without limitation, reasonable and documented out-of-pocket fees and expenses for counsel), or (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent, the Agents or the other Secured Parties hereunder.

(e) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(f) The agreements in this Section 8.3 shall survive repayment of the Secured Obligations and all other amounts payable under the Finance Documents.

8.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation or other transaction permitted by the Priority Agreement, the Indenture and the Additional Loan Documents, if any, assign, transfer or delegate any of its rights or obligations under this Agreement.

8.5. Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, upon the occurrence and during the continuance of any “Event of Default” under and as defined in any Finance Document, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by each Grantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of any Grantor against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Finance Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Finance Document and although such Secured Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Foreign Subsidiary, such set-off may only be against any Obligations of Foreign Subsidiaries. Each Secured Party agrees promptly to notify in writing such Grantor, the Collateral Agent and the Agents after any such set off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) that the Secured Parties may have.

8.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or pdf of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

8.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this

Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Agreement, together with the other Finance Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11. Submission To Jurisdiction; Waivers. (a) Each Grantor hereby irrevocably and unconditionally:

(b) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.12. Acknowledgments. (a) Each Grantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Finance Documents to which it is a party;

(ii) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Finance Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Finance Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 3.12 of the Indenture or any comparable provision in any Priority Agreement or Additional Loan Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Security Agreement Supplement in the form of Annex 2 hereto.

8.14. Releases. (a) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction otherwise permitted by all applicable Finance Documents, to any Person other than the Borrower or any other Grantors, then the Liens created hereby on such Collateral shall automatically terminate and be released without further actions by any Person. In connection therewith, the Collateral Agent, at the request and sole expense of such Grantor, and upon receipt from such Grantor of an Officers’ Certificate describing the Collateral, the conditions of such termination and release and compliance with the applicable Finance Documents, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such termination and release. A Grantor shall be automatically released from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction otherwise permitted by all applicable Finance Documents as certified to the Collateral Agent in an Officers’ Certificate and the Liens on the applicable Collateral pledged by such Grantor hereunder shall be automatically released, in each case without any further actions by any Person; provided that the Borrower shall deliver to the Collateral Agent a written notice for release identifying the relevant Grantor, together with a certification by the Borrower stating that such transaction is in compliance with the Finance Documents; provided further that no such release shall occur to the extent such Person is not released as a guarantor under the Finance Documents in accordance with the terms thereof.

(b) Upon (i) the payment in full in cash of the Secured Obligations that are Priority Lien Obligations other than Secured Obligations with respect to Hedging Obligations and Cash Management Obligations not yet due and payable and contingent indemnification obligations not yet accrued and payable, (ii) the termination or expiration of all Letters of Credit that are not Cash Collateralized and (iii) the termination of all Revolving Commitments, the Lien on all Collateral created under this Agreement that secures the Secured Obligations with respect to the Priority Lien Obligations shall automatically terminate and be released and all rights of the Priority Lien Representatives and the Priority Secured Parties to the Collateral shall automatically revert to the applicable Grantor, in each case without further actions by any Person. Upon any such termination, the Priority Lien Representatives and the Collateral Agent will, at the applicable Grantor’s request and expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c) To the extent provided in Section 11.6 of the Indenture, the Lien on all Collateral created under this Agreement that secures the Secured Obligations with respect to the Bond Obligations shall automatically terminate and be released and all rights of the Trustee and the Bond Secured Parties to the Collateral shall automatically revert to the applicable Grantor, in each case without further actions by an Person. Upon any such termination, the Trustee and the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(d) Upon the occurrence of (i) the payment in full in cash of the Secured Obligations that are Collateral Agent Obligations (other than contingent or unliquidated obligations or liabilities) or (ii) the date when the Collateral Agent consents to the termination of this Agreement, the Lien on all Collateral created under this Agreement that secures the Secured Obligations with respect to the Collateral Agent Obligations shall automatically terminate and all rights of the Collateral Agent to the Collateral shall automatically revert to the applicable Grantor without further actions by any Person. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(e) Upon the payment in full in cash of the Additional Secured Obligations (if any) (other than contingent obligations or liabilities or obligations with respect to Hedge Obligations and Cash Management Obligations not yet due and payable) as required by the Additional Loan Documents (if any) the Lien on all Collateral created under this Agreement that secures the Additional Secured Obligations shall automatically terminate and all rights of the Additional Secured Parties to the Collateral shall automatically revert to the applicable Grantor without further actions by any Person. Upon any such termination, the Additional Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(f) Any execution and delivery of documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Agents.

8.15. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

BANKRATE, INC.

By:	/s/ Edward J. DiMaria
	Name:	Edward J. DiMaria
	Title:	Senior Vice President – Chief Financial Officer

EACH OF THE GRANTORS LISTED

ON SCHEDULE I HERETO

By:	/s/ Edward J. DiMaria
	Name:	Edward J. DiMaria
	Title:	Authorized Signatory

[Bankrate Security Agreement]

WILMINGTON TRUST FSB, as Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Bankrate Security Agreement]

ACKNOWLEDGMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Security Agreement dated as of July 13, 2010 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wilmington Trust FSB, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) of the Agreement.

3. The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.

[NAME OF BORROWER]

By
Name:
Title:

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex 1 to

Security Agreement

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of [    ], 2010, is made by (i) [Grantor], a [state] [form of entity], located at [address] (the “Grantor”), in favor of Wilmington Trust FSB, a [                ] located at [                        ], Attention: [                ], as Collateral Agent (the “Agent”) for the Secured Parties (as defined in the Security Agreement).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower and certain subsidiaries of the Borrower have entered into the Indenture dated as of July 13, 2010 (as it may hereafter be amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) with Wilmington Trust FSB, as Trustee;

WHEREAS, in connection with the Indenture, the Grantor has executed and delivered a Security Agreement, dated as of July 13, 2010, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor collaterally granted to the Agent for the benefit of the Secured Parties a security interest in all of the Grant’s right, title and interest in the Intellectual Property, including, without limitation, the Trademarks, Patents, and Copyrights of such Grantor; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Security Agreement, as applicable.

SECTION 2. Grant of Security Interest. The Grantor hereby collaterally grants to the Agent (for the benefit of the Secured Parties) a security interest in (a) all of the Grantor’s right, title and interest in the [Trademarks/Patents/Copyrights] of such Grantor (including, without limitation, those items listed on Schedule A hereto) [(b) all goodwill of the business associated with the [Trademarks],] and [(b)][(c)] all rights to sue at law or in equity for any infringement other violation or impairment thereof arising prior to or after the date hereof (collectively, the “Collateral”).

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office. The security interest granted hereby has been

Annex 1 to

Security Agreement

granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:

Name:

Title:

Date:

2

Annex 1 to

Security Agreement

[WILMINGTON TRUST FSB],

as Collateral Agent for the Secured Parties

By:

Name:

Title:

Date:

3

Schedule A

U.S. [Patent/Trademark/Copyright] Registrations and Applications

Trademarks

Trademark	Owner	App. No./Filing Date	Reg. No. / Reg. Date

Patents

Patent Title	Owner	App. No./Filing Date	Reg. No. / Reg. Date

Copyrights

Copyright Title	Owner	App. No./Filing Date	Reg. No. / Reg. Date

Annex 2 to

Security Agreement

SECURITY AGREEMENT SUPPLEMENT, dated as of             , 20    , made by                         , a                  corporation (the “Additional Grantor”), in favor of WILMINGTON TRUST FSB, as collateral agent (in such capacity, the “Collateral Agent”), for the Secured Parties to the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H :

WHEREAS, Bankrate, Inc., a Florida corporation (the “Borrower”) and certain subsidiaries of the Borrower have entered into the Indenture dated as of July 13, 2010 (as it may hereafter be amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) with Wilmington Trust FSB, as the trustee;

WHEREAS, in connection with the Indenture, the Borrower and certain of the Borrower’s Subsidiaries (other than the Additional Grantor) have entered into the Security Agreement, dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties identified therein;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Security Agreement Supplement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 8.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date.

2. GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

Annex 2 to

Security Agreement

Annex 2-A to

Security Agreement Supplement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Annex 3 to

Security Agreement

SECURED PARTY SECURITY AGREEMENT SUPPLEMENT

[            ], 20[    ]

Reference is made to the Security Agreement dated as of July 13, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Security Agreement”) among BANKRATE, INC., a Florida corporation (the “Borrower”), the other Persons listed on the signature pages thereto (together with the Borrower, Holdings, and any other entity that may become a party thereto as provided herein, the “Grantors”), WILMINGTON TRUST FSB, as trustee (in such capacity, together with any successor trustee, the “Trustee”) for the Bond Secured Parties and WILMINGTON TRUST FSB, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth for such terms in the Security Agreement. This Secured Party Security Agreement Supplement is being executed and delivered pursuant to Section 8.1(b) of the Security Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Obligations under the Security Agreement.

1 Supplement. The undersigned, [                        ] (the [“Additional Agent”][“[Applicable] Priority Lien Representative”]), as [                ] under that certain [                        ], dated as of [            ], 20[    ] [(the “Additional Loan Document”)], among the Borrower and the [Additional Agent][[Applicable] Priority Lien Representative], hereby agrees to become party as [an Additional Agent][the [Applicable] Priority Lien Representative] under the Security Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Security Agreement as fully as if the undersigned had executed and delivered the Security Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation. The undersigned [Additional Agent][[Applicable] Priority Lien Representative], on behalf of itself and each holder of the [ Pari Passu Payment Lien Obligations under the Additional Loan Document][Priority Lien Obligations ] for which the undersigned is acting as [Additional Agent][[Applicable] Priority Lien Representative] hereby agrees, for the enforceable benefit of all holders of each existing and future [Bond Obligations and Pari Passu Payment Lien Obligations][Priority Lien Obligations ][, each other existing and future Authorized Representative and each existing and future holder of permitted prior Liens] and as a condition to being treated as Secured Obligations under the Security Agreement that:

(a) all [Bond Obligations and Pari Passu Payment Lien Obligations][Priority Lien Obligations ] will be and are secured equally and ratably by all Liens at any time granted by the Borrower or any successor company to secure any [Bond Obligations and Pari Passu Payment Lien Obligations][Priority Lien Obligations ] on the Collateral for [such Bond Obligations and Pari Passu Payment Lien Obligations][the Priority Lien Obligations ], and that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of [Bond Obligations and Pari Passu Payment Lien Obliga-tions][Priority Lien Obligations ] equally and ratably;

(b) the [Additional Agent][[Applicable] Priority Lien Representative] and each holder of [the Bond Obligations and Pari Passu Payment Lien Obligations][Priority Lien Obligations ] for which the undersigned is acting as [Additional Agent][[Applicable] Priority Lien Representative] are bound by the provisions of the Security Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

(c) the Collateral Agent shall be the [Additional Secured Par-ties’][[Applicable] Priority Lien Representative’s] collateral agent pursuant to reasonable terms and conditions agreed to by the [Additional Agent][[Applicable] Priority Lien Representative] and the Collateral Agent, which terms shall not in any event be inconsistent with the provisions of the Security Agreement; and

(d) the Collateral Agent shall perform its obligations under the Security Agreement.

3. Governing Law and Miscellaneous Provisions. The provisions of Section 8.10 of the Security Agreement will apply with like effect to this Secured Party Security Agreement Supplement.

[Signature page follows]

IN WITNESS WHEREOF, the party hereto has caused this Secured Party Security Agreement Supplement to be executed by its respective officer or representative as of the date first above written.

[ ], as [Additional
Agent][Priority Lien Representative]

By:
Name:
Title: